UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/08/2012

Waccamaw Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33046

North Carolina	52-2329563
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

P.O. Box 2222, Whiteville, North Carolina 28472
(Address of principal executive offices, including zip code)

(910) 641-0044
(Registrant’s telephone number, including area code)

110 North J.K. Powell Boulevard, Whiteville, North Carolina 28472
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On June 8, 2012, the Registrant's wholly owned subsidiary, Waccamaw Bank, Whiteville, North Carolina (the "Bank"), was closed by the North Carolina Office of the Commissioner of Banks and the Federal Deposit Insurance Corporation (the "FDIC") was named receiver. No advance notice is given to the public when a financial institution is closed.

As a result of the closure and pursuant to the Federal Deposit Insurance Act, the Registrant has lost all rights with respect to the issued and outstanding shares of the Bank's common stock and preferred stock and such shares now have no value. The Registrant is no longer a bank holding company registered under the Bank Holding Company Act of 1956.

The FDIC, acting in its capacity as receiver, entered into a purchase and assumption agreement with First Community Bank, Bluefield, Virginia, whereby First Community Bank assumed all deposit liabilities and substantially all of the assets of the Bank. Each of the Bank's sixteen offices re-opened as offices of First Community Bank on June 11, 2012.

Item 8.01.    Other Events

The disclosure contained under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 8.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waccamaw Bankshares, Inc.

Date: June 11, 2012	By:	/s/ Geoffrey R. Hopkins
Geoffrey R. Hopkins
President